First Citizens Bank Completes Branch Acquisition, Expanding Presence Across the Midwest, Great Plains and West • Associated client accounts have transitioned to First Citizens Bank platforms • Regional leadership appointments, $1 million giving commitment reinforce Bank’s investment in local banking with a relationship-driven approach RALEIGH, N.C., September 8, 2026 – First Citizens Bank today announced the successful conversion of 138 branches that it acquired from BMO Bank N.A. on September 4, 2026, expanding the bank's presence across the Midwest, Great Plains and West and welcoming new clients, associates and communities to First Citizens. First Citizens Bank assumed approximately $5 billion in deposits and $650 million in loans as part of the branch acquisition. With the transition complete, First Citizens Bank, as a top 20 U.S. bank with more than $225 billion in assets, now serves clients through more than 600 branches and offices nationwide, including North Dakota, South Dakota, Wyoming, Nebraska, Kansas, Missouri, Oklahoma, Idaho, western Minnesota, eastern Oregon and southern Illinois. New First Citizens Bank clients will continue working with the local bankers and teams they know while benefiting from the comprehensive resources, national reach and specialized expertise of the broader First Citizens businesses. Another milestone in First Citizens' long-term growth strategy, this acquisition expands the bank's footprint to serve individuals, businesses and commercial clients through a broader network of relationship bankers backed by the scale and resources of the bank nationwide. “Every decision we make starts with our clients,” said Frank B. Holding, Jr., Chairman and Chief Executive Officer of First Citizens Bank. “This expansion reflects our disciplined approach to growth – welcoming talented associates who share our relationship-first culture, investing in communities with significant opportunities to maintain lasting client relationships, and bringing leading capabilities to help clients and communities thrive.” Investing in Regional Growth and Local Leadership In support of its expanded footprint, First Citizens has made a series of regional leadership appointments that reinforce the bank's commitment to both new and established markets. These experienced leaders will help deepen client relationships and extend First Citizens' relationship- first approach across its expanded network: • Nate Downie, Regional Executive Vice President covering the Heartland • Sharon Thompson, Regional Executive Vice President covering the Northeast Region and St. Louis • Stacie Bales Barton, Regional Executive Vice President covering Community in the West

• Monica Hummel, Area Executive covering Kansas and Missouri • Gary Piercy, Area Executive covering Omaha “We are investing in experienced local leaders because relationships remain at the heart of how we serve clients,” said Hope Holding Bryant, Vice Chairwoman and Head of General Bank at First Citizens Bank. “Every market is different, and serving it well begins with understanding the people, businesses and communities that make each one unique. By combining local expertise with the strength and stability of a national institution, we're helping clients pursue their ambitions with confidence.” Investing in Local Communities First Citizens is reinforcing its long-standing commitment to the communities it serves. Through charitable giving, local partnerships and community engagement, First Citizens will invest approximately $1 million across both existing and newly expanded markets throughout the Midwest, Great Plains and West over the course of 2026 and 2027. Reflecting First Citizens' long-standing belief that strong communities and strong client relationships go hand in hand, investments will be made working alongside local nonprofit organizations, civic leaders and community partners to support initiatives that help communities thrive over the long-term. About First Citizens Bank First Citizens Bank helps personal, business, commercial and wealth clients build financial strength that lasts. Headquartered in Raleigh, N.C., First Citizens has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services with branches and offices nationwide; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; and a nationwide direct bank. Parent company First Citizens BancShares, Inc. (NASDAQ: FCNCA) is a top 20 U.S. financial institution with more than $225 billion in assets and a member of the Fortune 500™. Discover more at firstcitizens.com. Media Contact Liz Shapiro Liz.shapiro@firstcitizens.com